UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, DC  20549

________________
FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of
 the Securities Exchange Act of 1934

September 20, 2012
 (Date of Report, Date of Earliest Event Reported)

Stage Stores, Inc.
 (Exact Name of Registrant as Specified in Charter)

1-14035
 (Commission File Number)

NEVADA (State or Other Jurisdiction of Incorporation)	91-1826900 (I.R.S. Employer Identification No.)

10201 Main Street, Houston, Texas (Address of Principal Executive Offices)	77025 (Zip Code)
(800) 579-2302
 (Registrant's Telephone Number, Including Area Code)
Not Applicable
 (Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

(d)            Appointment of Directors

The Board of Directors of Stage Stores, Inc. (the "Company") appointed Lisa R. Kranc to the Board effective September 20, 2012. Her appointment brought the Board's membership to nine Directors. Ms. Kranc, an independent Director, has been named to serve on the Board's Compensation Committee and its Corporate Governance and Nominating Committee.

Since August, 2001, Ms. Kranc, age 59, has been Senior Vice President, Marketing and a Member of the Executive Committee of AutoZone, Inc., headquartered in Memphis, Tennessee.  From September, 1997 to April, 2001, she served as Vice President, Marketing for Hannaford Bros. Inc., headquartered in Scarborough, Maine.

The Board appointed Diane M. Ellis to the Board effective September 21, 2012. Her appointment brought the Board's membership to ten Directors. Ms. Ellis, an independent Director, has been named to serve on the Board's Compensation Committee and its Audit Committee.

Since September, 2007, Ms. Ellis, age 54, has been President and Chief Operating Officer of Brooks Brothers Group, Inc., headquartered in New York, New York.  From October, 2001 to August, 2007, she served as the Founding Partner of Lighthouse Retail Group, headquartered in Pittsfield, Massachusetts.
As independent Directors, Ms. Kranc and Ms. Ellis will be entitled to receive the following compensation:

Item of Compensation	Amount
Annual Retainer	$50,000
Special Board Meeting Fee	$1,500
Committee Meeting Fees:
Regular	$1,000
Special	$1,000
Initial Grant	(1)
_______________________________
(1) Upon a Director's initial appointment, the Director is granted restricted shares of the Company's common stock valued at $100,000 based on a Net Present Value (the "Initial Grant"), but pro-rated for the number of months the Director will serve until the next Annual Meeting of Shareholders.  Since Ms. Kranc and Ms. Ellis will each serve a term of nine months until the 2013 Annual Meeting of Shareholders, each of them was granted restricted shares of the Company's common stock valued at $75,000 based on a Net Present Value. The share price used in granting the restricted shares is equal to the closing price of the Company's common stock on the date the Director is appointed to the Board, which in Ms. Kranc's case was September 20, 2012 ($22.25) and in Ms. Ellis' case was September 21, 2012 ($21.59).  Therefore, Ms. Kranc's Initial Grant was 3,371 restricted shares and Ms. Ellis' Initial Grant was 3,474 restricted shares.  The Initial Grant will vest, on a cliff basis, on the earliest of (i) one year from the date of grant, or (ii) the date of the first Annual Meeting of the Company's shareholders following the date of grant.

On September 26, 2012, the Company issued a News Release announcing that Ms. Kranc and Ms. Ellis had been appointed to the Company's Board of Directors. A copy of the News Release is attached to this Form 8-K as Exhibit 99.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99	News Release issued by Stage Stores, Inc. on September 26, 2012 announcing that Lisa Kranc and Diane Ellis had been appointed to the Company's Board of Directors.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

STAGE STORES, INC.

September 26, 2012	/s/ Richard E. Stasyszen
(Date)	Richard E. Stasyszen
Senior Vice President, Finance and Controller